Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-K of Standard Parking Corporation (the “Company”) for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES A. WILHELM
Name:	JamesA. Wilhelm,
Title:	Director, President and Chief Executive Officer (Principal Executive Officer)

Date: March 15, 2012

/s/ G. MARC BAUMANN
Name:	G. Marc Baumann,
Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Date: March 15, 2012

/s/ DANIEL R. MEYER
Name:	Daniel R. Meyer,
Title:	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer and Duly Authorized Officer)

Date: March 15, 2012

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.